Exhibit 99.1

For Immediate Release

June 15, 2014

ACCESS MIDSTREAM PARTNERS, L.P. CONFIRMS WILLIAMS ANNOUNCEMENT OF PLANNED ACQUISITION FROM GIP AND PROPOSAL FOR WILLIAMS PARTNERS L.P. TO MERGE WITH ACCESS MIDSTREAM PARTNERS, L.P.

OKLAHOMA CITY, OKLAHOMA, June 15, 2014 – Access Midstream Partners, L.P. (NYSE: ACMP) (the “Partnership”) today confirmed that Williams Companies, Inc. (“Williams”) announced it had entered into an agreement to acquire all of the interests in both Access Midstream Partners, L.P. (the “Partnership”) and the Partnership’s general partner, Access Midstream Partners GP, L.L.C, currently owned by Global Infrastructure Partners II (“GIP”). If this transaction is completed, Williams will own and control the Partnership’s general partner and GIP will no longer have any ownership interest in the Partnership or its general partner.

Williams also announced a proposal regarding a possible merger transaction involving the Partnership and Williams Partners L.P. (NYSE: WPZ). The board of directors of the Partnership’s general partner will carefully consider any such proposal with its advisors and, if appropriate, may authorize the conflicts committee of the board to consider such proposal.

“First, I’d like to thank GIP for their partnership with us, which dates back to the pre-IPO formation of ACMP in 2009. Since that time, they have provided superb guidance and support that has allowed our partnership to create substantial equity value for all of our unitholders,” J. Mike Stice, ACMP’s CEO commented, “I am also excited about ACMP being a part of the Williams family of companies. Since Williams invested in ACMP in 2012, it’s been clear to me that our companies share many common values on matters such as customer service, operational excellence and the focus on the development of our employees. With respect to the proposed merger of ACMP and WPZ, I am confident that ACMP’s board of directors will engage in a thorough analysis and process to provide a positive outcome for ACMP unitholders.”

Access Midstream Partners, L.P. (NYSE: ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the Partnership’s operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and the Mid-Continent region of the U.S.

This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Forward-looking statements give our current expectations or forecasts of future events. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2013 Annual report on Form 10-K and our other SEC filings.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM
Dave Shiels, CFO (405) 727-1740 dave.shiels@accessmidstream.com	Debbie Nauser (405) 727-1612 debbie.nauser@accessmidstream.com	Chris Callahan (405) 727-1186 chris.callahan@accessmidstream.com	525 Central Park Drive P.O. Box 18355 Oklahoma City, OK 73105

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Williams has made for a business combination transaction of Williams Partners L.P. (“WPZ”) with the Partnership. In furtherance of this proposal and subject to future developments, the Partnership or WPZ may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document that the Partnership or WPZ may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP AND WPZ ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. If applicable, any definitive proxy statement(s) (if and when available) will be mailed to unitholders of the Partnership. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Partnership or WPZ through the website maintained by the SEC at http://www.sec.gov.